Filed pursuant to Rule 424(b)(5)

Registration No. 333-291464

PROSPECTUS SUPPLEMENT

(To Prospectus Dated December 2, 2025)

1,892,506 Shares of Common Stock

High Roller Technologies, Inc.

We are offering 1,892,506 shares of our common stock, par value $0.001 per share, at a public offering price of $13.21 per share on a best efforts basis.

We have engaged ThinkEquity LLC (the “placement agent”) to act as our exclusive placement agent in connection with this offering. The placement agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. The placement agent is not purchasing or selling any of the securities we are offering and the placement agent is not required to arrange the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay placement agent fees to the placement agent as set forth in the table below, which assumes that we sell all of the securities offered by this prospectus. Since we will deliver the securities to be issued in this offering upon our receipt of investor funds, there is no arrangement for funds to be received in escrow, trust or similar arrangement. There is no minimum offering requirement as a condition of closing of this offering. Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the securities offered, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue our business goals described in this prospectus. In addition, because there is no escrow account and no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill all of our contemplated objectives due to a lack of interest in this offering. Further, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. See the section entitled “Risk Factors” for more information. We will bear all costs associated with the offering. See “Plan of Distribution” on page S-10 of this prospectus for more information regarding these arrangements.

Our common stock is listed on the NYSE American under the symbol “ROLR”. On January 16, 2026, the last reported sale price of our common stock was $16.88 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus and under similar headings in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Price to the public	$13.21	$25,000,004
Placement agent fees(1)	$0.9247	$1,750,000
Proceeds to us, before expenses	$12.2853	$23,500,004

(1)

Does not include a non-accountable expense allowance of 1% of the gross proceeds. See “Plan of Distribution” beginning on page S-10 of this prospectus for additional information regarding placement agent fees and estimated expenses

The delivery to purchasers of the securities in this offering is expected to be made on or about January 21, 2026, subject to satisfaction of certain customary closing conditions.

ThinkEquity

The date of this prospectus is  January 19, 2026

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of the registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process (Registration File No. 333-291464) and consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing in our securities. You should also read and consider information in the documents we have referred you to in the sections of this prospectus supplement entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

You should rely only on this prospectus supplement, the accompanying prospectus, the documents incorporated or deemed to be incorporated by reference herein or therein and any free writing prospectus prepared by us or on our behalf. We have not authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus, or incorporated by reference herein, is accurate as of any date other than as of the date of this prospectus supplement or the accompanying prospectus or any free writing prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

As used in this prospectus supplement and unless otherwise indicated, the terms “we,” “us,” “our,” “High Roller,” or the “Company” refer to High Roller Technologies, Inc. and its direct and indirect subsidiaries.

ii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all the information that you should consider before investing in our securities. You should read the entire prospectus supplement and the accompanying prospectus carefully, including “Risk Factors” contained in this prospectus supplement and the accompanying prospectus, the financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus, and the other documents identified under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement, before making an investment decision.

Business Overview

High Roller Technologies, Inc. (together, with its subsidiaries, unless the context otherwise indicates, “High Roller,” “we,” “us,” “our,” “ours”, or the “Company”) is an evolving and growth-oriented global online gaming operator. We offer a compelling real money online casino platform. The Company defines the term platform (“Platform”) as the fusion of its technical IP, commercial partnerships, and operational expertise including an in-house developed domain customizable frontend and content management system (CMS) which offers enhanced search engine optimization, direct API integrations, faster load times, and better scalability. The Company utilizes a third party player account management system (PAM) that offers a high level of control over game integrations, payment provider solutions, and overall player management. The Company’s experienced operational management team actively oversees engagement with its players and partners. The Company’s Platform is based around a set of gaming products, which the Company refers to as “iCasino” and is offered to players in select markets throughout the world. The Company offers a wide range of games, including many that are available in land-based casinos. The Company currently offers more than 6,000 games from over 90 providers, representing largely the entire range of iCasino games which the Company believes are most attractive to its player base including video slots, blackjack, roulette, baccarat, craps, and video poker. A number of the Company’s most popular games are available to play with a live dealer including blackjack, video poker, roulette, baccarat, craps, Game Shows, which is the fastest growing live casino segment, and other popular live games. One of our key strengths is a strong player acquisition pipeline, built through extensive industry specific marketing relationships and expertise. The Company’s offerings incorporate attractive graphics, targeted bonuses, and interactive social elements in a secure environment featuring rapid onboarding and payouts. The Company’s selections of games include but are not limited to those sourced from:

•         Evolution Gaming

•         Pragmatic Play

•         Push Gaming

•         No Limit City

•         Play’n GO

•         Relax Gaming

•         Red Tiger Gaming

•         Big Time Gaming

•         Netent

•         Quickspin

•         Games Global

Recent Developments

Appointment of Chief Operating Officer

On November 10, 2025, the Board of Directors of the Company appointed Jake Francis as Chief Operating Officer of the Company, effective November 12, 2025.

2024 Equity Incentive Plan Amendment

On November 17, 2025, the stockholders of the Company approved and adopted an amendment to the Company’s 2024 Equity Incentive Plan to increase the number of shares of common stock available for issuance thereunder from 1.7 million to 4.2 million, at its 2025 annual meeting of stockholders.

Share Transfer Agreement

On December 31, 2025 (the “Closing Date”), the Company completed the acquisition, through its wholly owned subsidiary, Deepdive Holdings Ltd., a Malta company (the “Buyer”), pursuant to that certain share transfer agreement dated December 23, 2025 (the “STA”) among Deepdive and Happy Hour Entertainment Holdings Ltd., a British Virgin Islands company (the “Seller”).

Pursuant to the STA, on the Closing Date, the Buyer acquired from the Seller all of the issued and outstanding shares of Happy Hour Solutions Ltd. (the “Target”). The shares represent 100% of the issued and allotted share capital of the Target. As a result of the acquisition, the Buyer acquired ownership control of the Target, which holds a valid remote gambling license issued by the Estonian Tax and Customs Board (EMTA).

In consideration for the acquisition of the shares of the Target, the Buyer assigned and transferred to the Seller the domain name www.casinoroom.com and all variations and extensions, as set forth in the STA.

Spike Up Media A.B. (“SUP”) is a shareholder of the Company (owning in the aggregate, less than 10% of the outstanding shares). Two of the Company’s directors and two of its largest shareholders, own interests in SUP. SUP owns less than 10% of the outstanding shares of Target, which is a wholly owned subsidiary of the Seller. A number of the Company’s shareholders and one of the Company’s directors (owning in the aggregate, less than 10% of the outstanding shares of the Company), own interests in the Target in the aggregate of approximately 66%.

Private Placement

On January 8, 2026, the Company entered into a stock purchase agreement (the “January Purchase Agreement”) with an accredited investor pursuant to which the Company sold, in a private placement (the “Private Placement”), an aggregate of 357,143 shares of the Company’s common stock at a purchase price of $2.80 per share. The aggregate gross proceeds received from the Private Placement was approximately $1,000,000, before deducting offering expenses.

Pursuant to the January Purchase Agreement, the Company agreed to file a registration statement with the SEC covering the resale of the shares purchased by the investor as soon as reasonably practicable following the date of the January Purchase Agreement and in any event within 45 calendar days of such date, subject to customary exceptions and conditions. In addition, pursuant to the January Purchase Agreement, the shares purchased in the Private Placement are subject to a lock-up for a period of 180 days.

Letter of Intent with FDMI

On January 12, 2026, the Company entered into a binding letter of intent (the “LOI”) with Foris DAX Markets, Inc. (“FDMI”) relating to a proposed strategic partnership involving derivatives contracts based on the outcome of specific and identifiable events in the “Predictions” product class offered by the North American Derivatives Exchange, Inc. d/b/a Crypto.com | Derivatives North America (“CDNA”), a subsidiary of FDMI.

Under the terms of the LOI, the parties agreed to negotiate in good faith toward definitive agreements pursuant to which CDNA would offer prediction-based derivatives contracts utilizing technology licensed from the Company. The LOI terminates upon the earlier of the execution of the definitive agreements and written notice by either party.

The LOI includes, among other things, provisions relating to exclusivity, public relations and marketing commitments, anticipated term, and public announcement of the proposed partnership. The consummation of the proposed transaction is subject to the negotiation and execution of definitive agreements, and there can be no assurance that such agreements will be executed or that the proposed transaction will be consummated.

The description above is a summary of the principal terms of the LOI and does not constitute a complete description of all terms. The terms contained in the LOI are binding and are subject to the execution of definitive agreements and closing conditions being met.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparability of our financial statements with another public company that is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the effectiveness of the registration statement filed in connection with our Business Combination, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K promulgated under the Securities Act, which allows us to take advantage of certain exemptions from disclosure requirements, including exemption from compliance with the auditor attestation requirements of Section 404. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of the shares of our common stock held by non-affiliates exceeds $250 million as of the prior June 30 and our annual revenue exceeded $100 million during such completed fiscal year or (ii) the market value of the shares of our common stock held by non-affiliates exceeds $700 million as of the prior June 30. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Corporate Information

The Company was incorporated in Delaware on December 21, 2021, and the Company completed its initial public offering in October 2024. Our principal business address is 400 South 4th Street, Suite 500-#390, Las Vegas, Nevada 89101, and our telephone number is (702) 509-5244. We maintain our corporate website at www.highroller.com/casino (this website address is not intended to function as a hyperlink and the information contained on our website is not intended to be a part of this prospectus). Information on our website does not constitute a part of, nor is it incorporated in any way, into this prospectus and should not be relied upon in connection with making an investment decision. We make available free of charge on https://ir.highroller.com/ our annual, quarterly, and current reports, and amendments to those reports if any, as soon as reasonably practical after we electronically file such material with, or furnish it to, the SEC. We may from time to time provide important disclosures to investors by posting them in the Investor Relations section of our website.

Our common stock is quoted on the NYSE American under the symbol “ROLR”. We file annual, quarterly, and current reports, proxy statements and other information with the SEC and are subject to the requirements of the Securities and Exchange Act of 1934, as amended (the Exchange Act). These filings are available to the public on the Internet at the SEC’s website at http://www.sec.gov.

THE OFFERING

Common Stock offered by us	1,892,506 shares of common stock

Common stock outstanding prior to this offering	8,927,667 shares of common stock

Common stock to be outstanding after this offering	10,820,173 shares of common stock

Use of Proceeds

We estimate that the net proceeds from this offering will be approximately $22.6 million, after deducting the placement agent fees and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for (i) sales and marketing, (ii) operational costs, (iii) product development and diversification, (iv) geographic expansion, and (v) and for general corporate purposes and working capital. We may also use a portion of the net proceeds to in-license, acquire or invest in complementary businesses or products, however, we have no current commitments or obligations to do so. See “Use of Proceeds” for a more complete description of the intended use of proceeds from this offering.

Risk Factors

Investing in our securities involves significant risks. Please read the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

Transfer Agent
VStock Transfer, LLC, is the registrar and transfer agent of our common stock.

NYSE American Symbol and Listing	Our common stock is listed on the NYSE American under the symbol “ROLR.”

The number of common stock to be outstanding following this offering is based on 8,927,667 outstanding common stock as of January 16,2026, and assumes:

●	No exercise of 50,993 warrants at a weighted average exercise price of $4.14;
●	No exercise of 910,464 options at a weighted average exercise price of $3.09; and
●	No exercise of the 94,625 placement agent warrants to be issued upon consummation of this offering at an exercise price equal to $16.5125 per share.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks discussed under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 and other documents that we file with the SEC, which are incorporated by reference in this prospectus, together with the information included in this prospectus and documents incorporated by reference herein, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be harmed. In such case, the trading price of our common stock could decline, and our shareholders may lose all or part of their investment in the shares of our common stock. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business. In addition to the other information contained in this prospectus, including the reports we incorporate by reference, you should consider the following factor before investing in our securities.

Risks Related to this Offering

This is a best efforts offering, no minimum number of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.

The placement agent has agreed to use its reasonable best efforts to solicit offers to purchase the shares of common stock in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities or amount of proceeds that must be sold as a condition to completion of this offering. Because there is no minimum number of securities or amount of proceeds required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell all of the units offered in this offering. Thus, we may not raise the amount of capital we believe is required for our operations in the short term and may need to raise additional funds, which may not be available or available on terms acceptable to us.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from any offering by us and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for.

You will experience immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering.

Since the offering price of the securities offered pursuant to this prospectus supplement and the accompanying prospectus is higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. After giving effect to the sale of 1,892,506 shares of common stock in this offering, deducting placement agent commissions and estimated offering expenses payable by us, if you purchase securities in this offering you will suffer immediate and substantial dilution of approximately $11.06 per share in the pro forma net tangible book value of the common stock you acquire based on our pro forma net tangible book value as of September 30, 2025.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our shares of common stock or other securities convertible into or exchangeable for our shares of common stock. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our shares of common stock or other securities convertible into or exchangeable for our shares of common stock in future transactions may be higher or lower than the price per share in this offering.

Business Risk

There can be no assurance that the proposed transaction with Foris DAX Markets, Inc., relating to a proposed strategic partnership involving derivatives contracts based on the outcome of specific and identifiable events will be consummated.

We are actively pursuing a strategic partnership and have entered into a binding LOI. However, this transaction is subject to, among other things, the negotiation and execution of definitive agreements. There can be no assurance that we will be able to reach a definitive agreement. If the transaction is not completed, we may have incurred significant legal, financial, and advisory costs without realizing the expected benefits.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance. We may, in some cases, use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes to identify these forward-looking statements.

These forward-looking statements reflect our management’s beliefs and views with respect to future events, are based on estimates and assumptions as of the date of this prospectus and are subject to risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those in these forward-looking statements. We discuss many of these risks in greater detail in this prospectus under “Risk Factors” and in our Annual Report on Form 10-K filed with the SEC on March 21, 2025 and our Quarterly Report on Form 10-Q filed with the SEC on November 12, 2025, as well as those described in the other documents we file with the SEC. Moreover, new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable laws or regulations

USE OF PROCEEDS

We estimate that the net proceeds from the sale of our common stock in this offering will be approximately $22.6 million, after deducting placement agent fees and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for (i) sales and marketing, (ii) operational costs, (iii) product development and diversification, (iv) geographic expansion, and (v) for general corporate purposes and working capital. We may also use a portion of the net proceeds to in-license, acquire or invest in complementary businesses or products, however, we have no current commitments or obligations to do so.

This expected use of the net proceeds from this offering and our existing cash represents our intentions based upon our current plans, financial condition and business conditions. The amount, timing and nature of specific expenditures of net proceeds from this offering will depend on a number of factors, including the timing, scope, progress and results of our development efforts and the timing and progress of any collaboration efforts. As of the date of this prospectus we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds.

 In the ordinary course of our business, we expect to from time to time evaluate the acquisition of, investment in or in-license of complementary products, technologies or businesses, and we could use a portion of the net proceeds from this offering for such activities. We currently do not have any agreements, arrangements, or commitments with respect to any potential acquisition, investment or license.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments, and government securities.

DILUTION

If you purchase our securities in this offering, you will experience dilution to the extent of the difference between the public offering price of the shares of common stock in this offering and the pro forma as adjusted net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of September 30, 2025, was approximately $(2.868) million or approximately $(0.34) per share of common stock based on 8,473,303 outstanding shares of common stock on that date. Net tangible book value per share is equal to our total tangible assets minus total liabilities, all divided by the number of shares of common stock outstanding as of September 30, 2025.

Our pro-forma net tangible book value as of September 30, 2025 was approximately $(1.913) million, or approximately $(0.22) per share of common stock. Our pro-forma net tangible book value per share is equal to our total tangible assets minus total liabilities, after giving effect to our issuance and sale in the Private Placement of 357,143 shares of common stock for net proceeds of approximately $955 thousand. Pro-forma net tangible book value per share represents our pro-forma net tangible book value divided by the total number of shares of common stock outstanding as of September 30, 2025, after giving effect to the pro-forma adjustments described above.

After giving effect to the sale of  1,892,506 shares of common stock in this offering at the public offering price of $13.21 per share of common stock, after deducting the placement agent fees, commissions and estimated offering expenses payable by us, our as adjusted pro-forma net tangible book value would be approximately $20.7 million, or approximately $1.93 per share of common stock, as of September 30, 2025. This represents an immediate increase in pro-forma net tangible book value of approximately $2.15 per share to existing stockholders and an immediate dilution of approximately $11.06 per share to new investors. The following table illustrates this calculation on a per share basis:

Public offering price per share		$13.21
Historical net tangible book value per share as of September 30, 2025	$(0.34)
Pro-forma net tangible book value per share as of September 30, 2025	$($0.22)
Increase in pro-forma net tangible book value per share attributable to new investors	$2.15
As adjusted pro-forma net tangible book value per share after giving effect to this offering		$1.93
Dilution per share to investors in this offering		$11.06

The above discussion and table are based on 8,473,303 shares of our common stock outstanding as of September 30, 2025 and excludes the following:

•	101,672 shares of our common stock issuable upon the exercise of outstanding warrants as of September 30, 2025, at a weighted average exercise price of $7.06 per share; and
•	642,600 shares of our common stock issuable upon the exercise of outstanding stock options as of September 30, 2025, at a weighted average exercise price of $3.72 per share.

The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options or warrants to purchase shares of our common stock. The exercise of outstanding options and warrants having an exercise price less than the offering price will increase dilution to new investors. In addition, we may choose to raise additional capital depending on market conditions, our capital requirements and strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

CAPITALIZATION

The following sets forth our capitalization on a consolidated basis as of September 30, 2025:

●	on an actual basis;

●

on an as adjusted basis to reflect (i) the issuance of 357,143 shares from issuances in the Private Placement (ii) the issuance and sale of the common stock offered hereby at the public offering price, after deducting placement agent commissions and offering expenses payable by us.

This table should be read in conjunction with the other sections of this prospectus supplement and our consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus.

(in thousands, except share and per share data)

	As of September 30, 2025
	Unaudited,	Unaudited,
	Actual	As adjusted

Cash, cash equivalents, and restricted cash	$3,498	$27,080

Stockholders’ equity
Common stock, $0.001 par value, 60,000,000 shares authorized; 8,473,303 shares outstanding as of September 30, 2025; 10,722,952 shares outstanding on an as adjusted basis;	8	11
Additional paid-in capita	32,699	43,422
Accumulated deficit	(27,344)	(27,344)
Accumulated other comprehensive income	1,217	1,217
Total stockholders’ equity	6,580	17,306
Total capitalization	$6,580	$17,306

The above discussion and table are based on 8,473,303 shares of our common stock outstanding as of September 30, 2025 and excludes the following:

•	101,672 shares of our common stock issuable upon the exercise of outstanding warrants as of September 30, 2025, at a weighted average exercise price of $7.06 per share; and
•	642,600 shares of our common stock issuable upon the exercise of outstanding stock options as of September 30, 2025, at a weighted average exercise price of $3.72 per share.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. Moreover, we do not anticipate paying periodic cash dividends on our common stock for the foreseeable future. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. Any future determination about the payment of dividends will be made at the discretion of our board of directors and will depend upon our earnings, if any, capital requirements, operating and financial conditions and on such other factors as our board of directors.

DESCRIPTION OF SECURITIES WE ARE OFFERING

The following summary of the terms of our common stock is subject to and qualified in its entirety by reference to our certificate of incorporation and bylaws, copies of which are on file with the SEC as exhibits to previous filings with the SEC. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents.

General

Our authorized capital stock consists of 60,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $.001 par value per share.

As of the date of this prospectus, there were 8,927,667 shares of our common stock issued and outstanding held by approximately 31 holders of record, and no shares of our preferred stock issued and outstanding.

We are offering shares of our common stock.

Common Stock

Shares of our common stock have the following rights, preferences and privileges:

Voting

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Any action at a meeting at which a quorum is present will be decided by a majority of the voting power present in person or represented by proxy, except in the case of any election of directors, which will be decided by a plurality of votes cast. Shareholders do not have cumulative voting rights.

Dividends

Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for payment, subject to the rights of holders, if any, of any class of stock having preference over the common stock. Any decision to pay dividends on our common stock will be at the discretion of our board of directors. Our board of directors may or may not determine to declare dividends in the future. See “Dividend Policy.” The board’s determination to issue dividends will depend upon our profitability and financial condition any contractual restrictions, restrictions imposed by applicable law and the SEC, and other factors that our board of directors deems relevant.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of our common stock will be entitled to share ratably on the basis of the number of shares held in any of the assets available for distribution after we have paid in full, or provided for payment of, all of our debts and after the holders of all outstanding series of any class of stock have preference over the common stock, if any, have received their liquidation preferences in full.

Other

Our issued and outstanding shares of common stock are fully paid and nonassessable. Holders of shares of our common stock are not entitled to preemptive rights. Shares of our common stock are not convertible into shares of any other class of capital stock, nor are they subject to any redemption or sinking fund provisions. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock

PLAN OF DISTRIBUTION

We have engaged ThinkEquity LLC, or the placement agent, to act as our exclusive placement agent to solicit offers to purchase the shares of common stock offered by this prospectus. The placement agent is not purchasing or selling any such securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such securities, other than to use its “reasonable best efforts” to arrange for the sale of such securities by us. Therefore, we may not sell all of the shares of common stock being offered. The terms of this offering are subject to market conditions and negotiations between us, the placement agent and prospective investors. The placement agent will have no authority to bind us by virtue of their placement agency agreement. This is a best efforts offering and there is no minimum offering amount required as a condition to the closing of this offering. The placement agent may retain sub-agents and selected dealers in connection with this offering.

Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus supplement in connection with the purchase of our securities in this offering. In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers which enter into a securities purchase agreement will also be able to bring claims of breach of contract against us.

Delivery of the shares of common stock offered hereby is expected to occur on or about January 21, 2026, subject to satisfaction of certain customary closing conditions.

Fees and Expenses

The following table shows the public offering price, placement agent commissions and proceeds, before expenses, to us.

	Per Share	Total
Price to the public	$13.21	$25,000,004
Placement agent commissions (7.0%)	$0.9247	$1,750,000
Proceeds to us, before expenses	$12.2853	$23,500,004

We have agreed to pay a non-accountable expense allowance to the placement agent equal to 1% of the gross proceeds received in this offering.

We have also agreed to pay all expenses relating to the offering, including (a) all filing fees and expenses relating to the registration of the securities to be sold in the offering with the Commission; (b) all filing fees and expenses associated with the review of the offering by FINRA; (c) all fees and expenses relating to the listing of the shares of common stock on NYSE American, including any fees charged by The Depository Trust Company (DTC) for new securities; (d) all fees, expenses and disbursements relating to background checks of our officers, directors and entities in an amount not to exceed $5,000 in the aggregate; (e) all fees, expenses and disbursements relating to the registration or qualification of such Shares under the “blue sky” securities laws of such states, if applicable, and other jurisdictions as the placement agent may reasonably designate; (f) all fees, expenses and disbursements relating to the registration, qualification or exemption of shares under the securities laws of such foreign jurisdictions as the placement agent may reasonably designate; (g) the costs of all mailing and printing of the transaction documents (including, without limitation, any Blue Sky Surveys and, if appropriate, any Agreement Among Placement Agents, Selected Dealers’ Agreement, Placement Agents’ Questionnaire and Power of Attorney), Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the placement agent may reasonably deem necessary; (h) the costs and expenses of the public relations firm; (i) the costs of preparing, printing and delivering certificates representing the securities; (j) fees and expenses of the transfer agent for the common stock; (k) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from us to the placement agent; (l) the costs associated with post-Closing advertising the offering in the national editions of the Wall Street Journal and New York Times; (m) the costs associated with bound volumes of the public offering materials as well as commemorative mementos and lucite tombstones, each of which we or our designee will provide within a reasonable time after the closing in such quantities as the placement agent may reasonably request; (n) the fees and expenses of our accountants; (o) the fees and expenses of our legal counsel and other agents and representatives; (p) the fees and expenses of the placement agent’s legal counsel not to exceed $100,000; (q) the $15,000 cost associated with the use of Ipreo’s book building, prospectus tracking and compliance software for the Offering; (r) $5,000 for data services and communications expenses; (s) up to $5,000 of the placement agent’s actual accountable “road show” expenses; and (t) up to $10,000 of the placement agent’s market making and trading, and clearing firm settlement expenses for the offering. The placement agent may deduct from the net proceeds of the Offering payable to us at the closing, the expenses set forth herein to be paid by us to the placement agent.

Our total estimated expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding placement agent fees and excluding the non-accountable expense allowance, are approximately $367,500.

Placement Agent’s Warrants

Upon closing of this offering, we have agreed to issue to the placement agent, or its designee, warrant (the “Placement Agent’s Warrants”) to purchase up to 94,625 shares of our common stock (5% of the aggregate number of shares of our common stock sold in this offering). The Placement Agent’s Warrants will be exercisable at a per share exercise price equal $16.5125, which is equal to 125% of the public offering price per share in this offering. The Placement Agent’s Warrants are exercisable at any time and from time to time, in whole or in part, during the five-year period commencing on the commencement of sales of the shares of common stock in this offering.

In addition, the Placement Agent’s Warrants provide for registration rights upon request, in certain cases. The sole demand registration right provided will not be greater than five years from the commencement of sales of the securities issued in this offering in compliance with FINRA Rule 5110(g)(8)(C). The piggyback registration rights provided will not be greater than seven years from the commencement of sales of the securities issued in this offering in compliance with FINRA Rule 5110(g)(8)(D). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the Placement Agent’s Warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. However, the Placement Agent’s Warrant exercise price or underlying shares will not be adjusted for issuances of shares of our common stock at a price below the warrant exercise price

Lock-Up Agreements

Pursuant to "lock-up" agreements, we and our executive officers and directors have agreed for a period of three (3) months from the commencement of this offering not to (i) offer, pledge, sell, contract to sell, sell any option, or contract to purchase, purchase any option, or contract to sell, grant any option, right, or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or cause to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank; or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), (iii), or (iv) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise. The foregoing restrictions shall not apply to (i) the shares of common Stock to be sold in this offering, and the shares of common stock issuable upon exercise of the Placement Agent’s Warrants, (ii) the issuance by the Company of shares of common Stock upon the exercise of a stock option or warrant or the conversion of a security outstanding on the date hereof, provided that such options, warrants, and securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities or extend the terms of such securities or (iii) the issuance by the Company of stock options, or shares or capital stock of the Company, or shares of capital stock of the Company or other awards under any equity compensation plan provided that in each of (ii) and (iii) above, the underlying shares shall be restricted from sale during the entire lock-up period or (iv) the filing of a resale registration statement on a Form S-3, after February 10, 2026, by us to register 357,143 shares of common stock sold by us in a private placement pursuant to that certain stock purchase agreement dated January 8, 2026, between us and an accredited investor.

Right of First Refusal

For a period of three (3) months from the date of the closing of this Offering, we have agreed to grant the placement agent an irrevocable right of first refusal, to act as sole investment banker, sole book-runner, and/or sole placement agent, at the placement agent’s sole and exclusive discretion, for each and every future public and private equity and debt offering, including all of our equity linked financings (each, a “Subject Transaction”), or any successor (or any of our subsidiaries), on terms and conditions customary to the placement agent for such Subject Transactions. The placement agent shall have the sole right to determine whether or not any other broker dealer shall have the right to participate in any such offering and the economic terms of any such participation.

Regulation M Compliance

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the sale of our securities offered hereby by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in our placement agency agreement with the placement agent. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

NYSE American Listing

Our common stock is listed on NYSE American under the symbol “ROLR.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC.

Other

From time to time, placement agent and/or their affiliates may in the future provide, various investment banking and other financial services for us for which they may receive customary fees. In the course of their businesses, the placement agent and its affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the placement agent and their affiliates may at any time hold long or short positions in such securities or loans.

LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York. Loeb & Loeb LLP, New York, New York has acted as counsel for the placement agent.

EXPERTS

The consolidated financial statements of High Roller Technologies, Inc. at December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024, which are incorporated by reference in this prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon, incorporated by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement under the Securities Act for the securities offered by this prospectus. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our securities, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We file periodic reports under the Exchange Act, including annual, quarterly and special reports, and other information with the SEC. These periodic reports and other information are available for inspection and copying at the SEC regional offices, public reference facilities and on the website of the SEC referred to above.

We make available free of charge on or through our internet website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information found on our website, https://ir.highroller.com/, other than as specifically incorporated by reference in this prospectus, is not part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•         Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 21, 2025;

•         Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, filed with the SEC on May 15, 2025; June 30, 2025, filed with the SEC on August 12, 2025 and September 30, 2025 filed with the SEC on November 12, 2025;

•         Our Current Reports on Form 8-K, filed with the SEC on May 20, 2025, June 6, 2025, August 22, 2025, August 28, 2025, November 12, 2025, November 19, 2025, December 23, 2025, January 7, 2026, January 9, 2026, and January 14, 2026;

•         Our Proxy Statement relating to our November 17, 2025 Annual Meeting of Stockholders; and

•         The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on August 1, 2024, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement and all documents that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: High Roller Technologies, Inc., Attention: Investor Relations, 400 South 4th Street, Suite 500#390, Las Vegas, NV 89101, phone number (800) 460-1039. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at https://ir.highroller.com/. The information on such website is not incorporated by reference and is not a part of this prospectus.

PRELIMINARY PROSPECTUS

HIGH ROLLER TECHNOLOGIES, INC.

$150,000,000

COMMON STOCK

PREFERRED STOCK

WARRANTS

RIGHTS

UNITS

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common stock, preferred stock, warrants, rights, or a combination of these securities, or units, for an aggregate initial offering price of up to $150,000,000. This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock is listed on the NYSE American under the symbol “ROLR”. On November 10, 2025, the last reported sale price of our common stock was $2.62.

The aggregate market value of our outstanding common stock held by non-affiliates is approximately $9,280,387.53 based on 8,497,511 shares of outstanding common stock, of which 5,659,472 shares are held by affiliates, and a per share price of $3.27, which was the closing sale price of our common stock as quoted on the NYSE American on September 23, 2025. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement of which this prospectus is a part with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $150,000,000. During the 12 calendar month period that ends on, and includes, the date of this prospectus, we have not offered and sold any of our securities pursuant to General Instruction I.B.6 of Form S-3.

The securities offered by this prospectus involve a high degree of risk. See “Risk Factors” beginning on page 4, in addition to Risk Factors contained in the applicable prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is       December 2, 2025

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, using the “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any of the securities described in this prospectus, for total gross proceeds of up to $150,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time that we offer and sell securities under this prospectus, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

As used in this prospectus and unless otherwise indicated, the terms “we,” “us,” “our,” “High Roller,” or the “Company” refer to High Roller Technologies, Inc. and its direct and indirect subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents and information incorporated by reference in this prospectus include forward-looking statements. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance. These forward-looking statements involve risks and uncertainties, including statements regarding our capital needs, business strategy and expectations. Any statements that are not of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by forward looking terminology such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately,” “project,” or “potential,” the negative of the terms or other comparable terminology. Actual events or results may differ materially from the anticipated results or other expectations expressed in the forward-looking statements. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate, may differ materially from the forward-looking statements contained in this report as a result of the following factors:

•         our ability to effectively compete in the global entertainment and gaming industries;

•         our ability to manage current operations and successfully acquire and integrate new operations;

•         our ability to obtain and maintain licenses with gaming authorities;

•         our inability to recognize deferred tax assets and tax loss carryforwards;

•         market and global conditions and economic factors beyond our control, as well as the potential impact of general economic conditions, including inflation and rising interest rates, on our liquidity, operations and personnel;

•         significant competition and competitive pressures from other companies worldwide in the industries in which we operate;

•         our ability to raise financing in the future;

•         our success in retaining or recruiting officers, key employees or directors;

•         the risks arising from doing business in foreign countries;

•         legislation, regulation, or other governmental action that affects our products, taxes, international trade regulation, or other aspects of our business;

•         the costs and effectiveness of our marketing efforts, as well as our ability to promote our brands, future investments in our business, our anticipated capital expenditures, and our estimates regarding our capital requirements, our ability to compete effectively with existing competitors and new market entrants;

•         the performance of the Company’s information technology systems and its ability to maintain data security; litigation and our ability to obtain and maintain the intellectual property needed to adequately protect our products, and our ability to avoid infringing or otherwise violating the intellectual property rights of third parties; and

•         and other risks described from time to time in our filings with the Securities and Exchange Commission.

These forward-looking statements reflect our management’s beliefs and views with respect to future events, are based on estimates and assumptions as of the date of this prospectus and are subject to risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those in these forward-looking statements. We discuss many of these risks in greater detail in this prospectus under “Risk Factors” and in our most recent Annual Report on Form 10-K, as well as those described in the other documents we file with the SEC. These factors may cause our actual results to differ materially from any forward-looking statements. We disclaim any obligation to publicly update these statements or disclose any difference between actual results and those reflected in these statements, except as may be required under applicable law.

Moreover, new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

ABOUT HIGH ROLLER TECHNOLOGIES, INC.

Overview

High Roller Technologies, Inc. (together, with its subsidiaries, unless the context otherwise indicates, “High Roller,” “we,” “us,” “our,” “ours”, or the “Company”) is an evolving and growth-oriented global online gaming operator. We offer a compelling real money online casino platform. The Company defines the term platform (“Platform”) as the fusion of its technical IP, commercial partnerships, and operational expertise including an in-house developed domain customizable frontend and content management system (CMS) which offers enhanced search engine optimization, direct API integrations, faster load times, and better scalability. The Company utilizes a third party player account management system (PAM) that offers a high level of control over game integrations, payment provider solutions, and overall player management. The Company’s experienced operational management team actively oversees engagement with its players and partners. The Company’s Platform is based around a set of gaming products, which the Company refers to as “iCasino” and is offered to players in select markets throughout the world. The Company offers a wide range of games, including many that are available in land-based casinos. The Company currently offers more than 6,000 games from over 90 providers, representing largely the entire range of iCasino games which the Company believes are most attractive to its player base including video slots, blackjack, roulette, baccarat, craps, and video poker. A number of the Company’s most popular games are available to play with a live dealer including blackjack, video poker, roulette, baccarat, craps, Game Shows, which is the fastest growing live casino segment, and other popular live games. One of our key strengths is a strong player acquisition pipeline, built through extensive industry specific marketing relationships and expertise. The Company’s offerings incorporate attractive graphics, targeted bonuses, and interactive social elements in a secure environment featuring rapid onboarding and payouts. The Company’s selections of games include but are not limited to those sourced from:

•         Evolution Gaming

•         Pragmatic Play

•         Push Gaming

•         No Limit City

•         Play’n GO

•         Relax Gaming

•         Red Tiger Gaming

•         Big Time Gaming

•         Netent

•         Quickspin

•         Games Global

The Company was incorporated in Delaware on December 21, 2021, and the Company completed its initial public offering in October 2024.

Available Information

Our principal business address is 400 South 4th Street, Suite 500-#390, Las Vegas, Nevada 89101, and our telephone number is (702) 509-5244. We maintain our corporate website at www.highroller.com/casino (this website address is not intended to function as a hyperlink and the information contained on our website is not intended to be a part of this prospectus). Information on our website does not constitute a part of, nor is it incorporated in any way, into this prospectus and should not be relied upon in connection with making an investment decision. We make available free of charge on https://ir.highroller.com/ our annual, quarterly, and current reports, and amendments to those reports if any, as soon as reasonably practical after we electronically file such material with, or furnish it to, the SEC. We may from time to time provide important disclosures to investors by posting them in the Investor Relations section of our website.

Our common stock is quoted on the NYSE American under the symbol “ROLR”. We file annual, quarterly, and current reports, proxy statements and other information with the U.S. Securities Exchange Commission (the “SEC”) and are subject to the requirements of the Securities and Exchange Act of 1934, as amended (the Exchange Act). These filings are available to the public on the Internet at the SEC’s website at http://www.sec.gov.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this prospectus.

Our business, affairs, prospects, assets, financial condition, results of operations, and cash flows could be materially and adversely affected by these risks. For more information about our SEC filings, please see “Where You Can Find More Information”.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including working capital.

DESCRIPTION OF COMMON STOCK

General

We are authorized to issue 60,000,000 shares of common stock, par value of $0.001 per share.

Holders of the Company’s common stock are entitled to one vote for each share held of record on all matters to be voted on by the stockholders. Holders of common stock are entitled to receive dividends ratably, when, as and if declared by the board of directors, out of funds legally available for payment, subject to the rights of holders, if any, of any class of stock having preference over the common stock. In the event of liquidation, dissolution or winding-up the holders of common stock are entitled to share equally and ratably in all assets remaining available for distribution after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock have received their liquidation preferences in full. Holders of common stock have no conversion, preemptive, or other subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock.

Listing

Our common stock is listed on the NYSE American LLC under the symbol “ROLR.”

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue up to 10,000,000 shares of preferred stock, par value $0.001 per share, from time to time, in one or more series.

The shares of preferred stock may be issued in series and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the board of directors. The board of directors is expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of preferred stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Delaware. Issuances of preferred stock could dilute the voting power of common stockholders, adversely affect the voting power of common stockholders, adversely affect the likelihood that common stockholders will receive dividend payments on liquidation, and have the effect of delaying or preventing a change in shareholder and management control.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of the Company.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently or together with any preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants may be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us, or as individual warrant agreements to investors. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the warrants is not complete. You should refer to the warrant agreement, including the forms of warrant certificate representing the warrants, relating to the specific warrants being offered for the complete terms of the warrant agreement and the warrants. The warrant agreement, together with the terms of the warrant certificate and warrants, as applicable, will be filed with the SEC in connection with the offering of the specific warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•         the title of the warrants;

•         the aggregate number of the warrants;

•         the price or prices at which the warrants will be issued;

•         the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

•         if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

•         the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

•         any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•         the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

•         the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•         the minimum or maximum amount of the warrants that may be exercised at any one time;

•         information with respect to book-entry procedures, if any;

•         if appropriate, a discussion of Federal income tax consequences; and

•         any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants for the purchase of common stock or preferred stock will be offered and exercisable for U.S. dollars only.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants. Warrants may be issued and held in electronic or book entry form and in such cases no physical warrant certificates will be issued.

Prior to the exercise of any warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the common stock or preferred stock purchasable upon exercise, including in the case of warrants for the purchase of common stock or preferred stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF RIGHTS

This section describes the general terms of the rights that we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each right. The accompanying prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.

The particular terms of each issue of rights, the rights agreement relating to the rights and the rights certificates representing rights will be described in the applicable prospectus supplement, including, as applicable:

•         the title of the rights;

•         the date of determining the stockholders entitled to the rights distribution;

•         the title, aggregate number of shares of common stock or preferred stock purchasable upon exercise of the rights;

•         the exercise price;

•         the aggregate number of rights issued;

•         the date, if any, on and after which the rights will be separately transferable;

•         the date on which the right to exercise the rights will commence and the date on which the right will expire; and

•         any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of shares of common stock, shares of preferred stock, warrants, rights or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

•         the terms of the units and of any of the common stock, preferred stock, warrants and rights comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•         a description of the terms of any unit agreement governing the units; and

•         a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any of these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

•         the terms of the offering;

•         the names of any underwriters or agents;

•         the name or names of any managing underwriter or underwriters;

•         the purchase price of the securities;

•         any over-allotment options under which underwriters may purchase additional securities from us;

•         the net proceeds from the sale of the securities;

•         any delayed delivery arrangements;

•         any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•         any initial public offering price;

•         any discounts or concessions allowed or reallowed or paid to dealers;

•         any commissions paid to agents; and

•         any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Continuous Offering Program

Without limiting the generality of the foregoing, we may enter into a continuous offering program equity distribution agreement with a broker-dealer, under which we may offer and sell shares of our common stock from time to time through a broker-dealer as our sales agent. If we enter into such a program, sales of the shares of common stock, if any, will be made by means of ordinary brokers’ transactions on the Nasdaq Capital Market or other market on which are shares may then trade at market prices, block transactions and such other transactions as agreed upon by us and the broker-dealer. Under the terms of such a program, we also may sell shares of common stock to the broker-dealer, as principal for its own account at a price agreed upon at the time of sale. If we sell shares of common stock to such broker-dealer as principal, we will enter into a separate terms agreement with such broker-dealer, and we will describe this agreement in a separate prospectus supplement or pricing supplement.

Market Making, Stabilization, and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our common stock, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of High Roller Technologies, Inc. at December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024, which are incorporated by reference in this prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon, incorporated by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The SEC’s Internet site can be found at http://www.sec.gov. You can also obtain copies of materials we file with the SEC from our website found at https://www.highroller.com/casino. Information on our website does not constitute a part of, nor is it incorporated in any way, into this prospectus and should not be relied upon in connection with making an investment decision.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below and any future documents that we file with the SEC (excluding any portion of such documents that are furnished and not filed with the SEC) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part prior to the effectiveness of the registration statement and (ii) after the date of this prospectus until the offering of the securities is terminated:

•         Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 21, 2025;

•         Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, filed with the SEC on May 15, 2025 and June 30, 2025, filed with the SEC on August 12, 2025;

•         Our Current Reports on Form 8-K, filed with the SEC on May 20, 2025, June 6, 2025, August 22, 2025, and August 28, 2025;

•         The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on August 1, 2024, including any amendment or report filed for the purpose of updating such description.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at: High Roller Technologies, Inc., Attention: Investor Relations, 400 South 4th Street, Suite 500#390, Las Vegas, NV 89101, phone number (800) 460-1039.

1,892,506 Shares of Common Stock

__________________________________________

PROSPECTUS SUPPLEMENT

__________________________________________

ThinkEquity

January 19, 2026